                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Director Stock Option Plan of Intuitive Surgical, Inc., Inc. of our report dated January 26, 2001 with respect to the financial statements of Intuitive Surgical, Inc., Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
July 11, 2001